UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report:  May 25, 2001

PacificNet.com, Inc.

Delaware	000-24985	11-2854355
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification
of Incorporation)		of Number)

7808 Creekridge Circle, Suite 101, Bloomington, MN 55439
(Address of Principal Executive Offices)

(952) 829-5888
(Registrant’s Telephone Number)

ITEM 1.       CHANGES IN CONTROL OF REGISTRANT.

Not applicable.

ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS.

Not applicable.

ITEM 3.       BANKRUPTCY OR RECEIVERSHIP.

Not applicable.

ITEM 4.       CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Not applicable.

ITEM 5.       OTHER EVENTS AND REGULATION FD DISCLOSURE.

          For purposes of complying with Nasdaq rules, the Registrant (or the “Company”) is revising its table of security ownership of management and certain beneficial owners (the “Table”) that was filed with the Securities Exchange Commission on April 30, 2001 as part of the Company’s Definitive Proxy Statement for its 2001 Shareholder Meeting.  The Table is restated as of April 23, 2001 as follows:

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

          The following table sets forth the number of shares of the Company's Common Stock beneficially owned by (i) each director and nominee for election to the Board of Directors of the Company; (ii) each of the named executive officers in the Summary Compensation Table; (iii) all directors and executive officers as a group; and (iv) to the best of the Company's knowledge, all beneficial owners of more than 5% of the outstanding shares of the Company's Common Stock as of April 23, 2001. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated.

Name and Address	Amount and Nature of Beneficial Ownership (Number of Shares) (1)	Percent of Class
B2B Ltd. (2)	2,413,890	30.4%
Fortune E-Commerce Ltd. (3)	796,583	10.0%
Oei Hong Leong (4)	693,995	8.7%
APP China Group Limited (5)	603,472	7.6%
Tony Tong (6)	506,917	6.4%
Sino Mart Management Ltd. (7)	482,778	6.1%
Green Plant, Inc. (8)	440,535	5.6%
Richard Hui (9)	181,042	2.3%
Sally Lee (9) (10)	75,434	1.0%
All directors and officers as a group (11)	3,177,283	40.0%

(1)  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Unless otherwise indicated, the address of each person is c/o PacificNet.com, Inc., 7808 Creekridge Circle, Suite 101, Bloomington, MN 55439.

(2)  The address of B2B Ltd. is 8th Floor, Paul Y Centre, 51 Hung To Road, Kwun Tong, Kowloon, Hong Kong.

(3)  The address of Fortune E-Commerce Ltd, is Room 1502-7, 15/F Tower A. Regent Centre, 63 Wo Yi Hop Road, Kwai Chung, N.T., Hong Kong.

(4)  The address of Mr. Oei Hong Leong is c/o B2B Ltd., 8th Floor, Paul Y Centre, 51 Hung To Road, Kwun Tong, Kowloon, Hong Kong.

(5)  The address of APP China Group Limited is 23/F Financial Square, 333 Jou Jiang Road, Shanghai China 200001.

(6)  Excludes 482,778 shares owned by Sino Mart Management Ltd., as to which shares Mr. Tony Tong disclaims beneficial ownership.

(7)  Sino Mart Management Ltd. is owned by Mr. Tong Cho Sam, the father of Mr. Tony Tong.  The address of Sino Mart Management Ltd. is Akara Building, 24 De Castro Street, Wickams Cay I, Road Town, Tortola, British Virgin Islands.

(8)  Green Plant, Inc. is owned by relatives of Mr. Richard Hui and Ms. Sally Lee. The address of Green Plant, Inc. is c/o Caribbean Corporate Services Limited, Third Floor, Omar Hodge Building, Wickams Cay I, P.O. Box 362, Road Town, Tortola, British Virgin Islands.

(9)  Excludes 440,535 shares owned by Green Plant, Inc., as to which shares Mr. Richard Hui disclaims beneficial ownership. Mr. Hui is the husband of Ms. Sally Lee who is listed in the table above.

(10)  Ms. Lee is currently a director of the Company. Excludes 440,535 shares owned by Green Plant, Inc., as to which shares Ms. Lee disclaims beneficial ownership. Ms. Lee is the wife of Mr. Richard Hui who is listed in the table above.

(11)  None of the directors, nominees or named executive officers other than Messrs. Tong, Hui or Ms. Lee beneficially owns shares of the Company's Common Stock for purposes of this table.  The 3,177,283 shares of officers and directors as a group are comprised of the shares of  Mr. Tong Tong (506,917 shares), Mr. Richard Hui (181,042 shares), Ms. Sally Lee (75,434 shares) and B2B Ltd. (2,413,890 shares).  The 2,413,890 shares held by B2B Ltd. are included as B2B Ltd. is indirectly a wholly-owned subsidiary of Hanny Holdings Limited.  Mr. Allan Yap, a director of the Company, is also the Executive Director of ITC Corporation Limited, a Hong Kong listed holding company of Hanny Holdings Limited and Paul Y-ITC Construction.

ITEM 6.       RESIGNATIONS OF REGISTRANT’S DIRECTORS.

Not Applicable.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.

Not Applicable.

ITEM 8.       CHANGE IN FISCAL YEAR.

Not Applicable.

ITEM 9.       REGULATION FD DISCLOSURE.

Not Applicable.

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICNET.COM, INC.

By: /s/ Tony Tong
Chairman and Chief Executive Officer

Dated: May 25, 2001